Exhibit 10.22

’s 2006 Bonus

2006 Base Salary:

2006 Variable:

YTD (1/01/06 - 12/31/06) = 2006 EBITDA

EBITDA	@	= 0% x factor
EBITDA	@	= 100% x factor
EBITDA	@	= 200% x factor

Note:

• Bonus is prorated between steps.
• Bonus can not exceed 200% of variable.
• Must be employed by Indalex as of 12/31/06 to be eligible for bonus.
• EBITDA amounts set forth above are net amounts (after all bonuses).